Exhibit 11

Policies for Trading AMX’s Stock and Other Securities

Introduction

The following control policies for trading AMX’s stock and other securities (these “AMX Policies”) set forth the terms, conditions and certain restrictions that will be applicable to any individual —including, among others, the  directors (and his or her alternate), the Secretary (and his or her alternate), the independent auditor, the Chief Executive and any other officer, and any employee of AMX or its subsidiaries— who directly or indirectly trades or directs the execution of trades of AMX Securities (as defined below) while in possession of Privileged, Confidential and/or Sensitive Market Information (in each case, as defined below).

In Mexico, the execution of transactions involving AMX Securities (as defined below), by Covered Persons (as defined below), is governed by the Mexican Securities Market Law (Ley del Mercado de Valores), the General Rules for Securities Issuers and Other Securities Market Participants (Disposiciones de carácter general aplicables a las emisoras de valores y a otros participantes del mercado de valores) (the “General Rules for Securities Issuers”) and the General Rules for the Execution of Securities Transactions by the Directors, Officers and Employees of Financial Entities and Other Covered Persons (Disposiciones de carácter general aplicables a las operaciones con valores que realicen los consejeros, directivos y empleados de entidades financieras y demás personas obligadas) (the “General Rules for Covered Persons”).

The above, without prejudice of such persons’ obligation to abide by any applicable foreign laws and regulations governing the execution of transactions involving AMX Securities, including the securities laws and regulations of the United States of America and any other jurisdiction in which the AMX Securities may be registered and/or listed for trading.

Purpose

These AMX Policies are aimed at ensuring that all Covered Persons understand and comply with all the material obligations imposed upon them by the securities laws in effect in Mexico and the foreign jurisdictions in which the AMX Securities may be registered and/or listed for trading at any given time.

Specifically, the Mexican Securities Market Law provides that any person while in possession of Privileged Information pertaining to AMX and/or its subsidiaries shall not  enter into or direct the execution of transactions involving AMX Securities, directly or indirectly. Under the Mexican Securities Market Law, absent evidence to the contrary, Covered Person are deemed to be in possession of Privileged Information on an ongoing basis.

What are AMX Securities?

For purposes of these AMX Policies, the term “AMX Securities” includes:

(i)
any registered or unregistered shares of stock of, equity interests in or debentures, bonds, warrants, certificates, promissory notes and other credit instruments issued by AMX and/or its subsidiaries in any domestic and/or foreign market;

(ii)
the deposit certificates commonly known as American Depositary Receipts (“ADRs”) and any other similar instrument issued in any domestic and/or foreign market in respect of any of the securities referred to in paragraph (i) above; and

(iii)	any financial derivative instruments, options and lending or repurchase arrangements the underlying assets of which are any of the securities referred to in paragraphs (i) and (ii) above.

Who is a Covered Person?

For purposes of the Mexican Securities Market Law and these AMX Policies, the term “Covered Person” means any director (and his or her alternate), the Secretary (and his or her alternate), the independent auditor, the Chief Executive or other officer, or any employee of AMX and/or its subsidiaries, as well as any other person who could be reasonably expected to have had access to Privileged Information by reason of his or her relationship with any of the above individuals. This means that the presumption of access to Privileged Information is not limited to those who have a direct relationship with AMX and/or its subsidiaries. Under the Mexican Securities Market Law, the spouse and relatives of, and any individual who has a personal or professional relationship or has otherwise been in contact or communication, by any means whatsoever, with a Covered Person, can reasonably be expected to have had access to Privileged Information and are therefore subject to the obligations, sanctions and criminal penalties prescribed by such law. The securities laws in effect in the foreign jurisdictions in which the AMX Securities are registered and/or listed for trading impose similar obligations and provide for similar sanctions and criminal penalties in the event of their infringement.

When is someone presumed to be in possession of Privileged, Confidential or Sensitive Market Information pertaining to AMX and/or its subsidiaries?

For purposes of these AMX Policies, an individual is deemed to be in possession of:

(i)
“Privileged Information,” if he or she has full or partial knowledge of the occurrence of a “material event” relating to AMX and/or its subsidiaries that has not been publicly disclosed in accordance with the securities laws in effect in Mexico and the foreign jurisdictions in which the AMX Securities are registered and/or listed for trading. For purposes hereof, “material event” means any act, event or occurrence, of any nature whatsoever, affecting or which may affect the price of any AMX Securities

(ii)
“Confidential Information” if he or she has knowledge of any information (of any nature whatsoever) pertaining to or developed by AMX and/or its subsidiaries that is not publicly available, has been classified as confidential, is deemed confidential by reason of its nature or characteristics and/or is within the meaning assigned to such term by the applicable laws; and

(iii)
“Sensitive Market Information” if he or she is in possession of Confidential Information pertaining to securities matters, including information relating to the registration of any securities with the National Securities Registry (Registro Nacional de Valores) maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores, or “CNBV”) or any similar foreign registry, or to any public offering, purchase or sale of shares of stock, the establishment of any short- or long-term debt program of AMX or the execution of transactions involving AMX Securities, including purchase, sale, option, lending or repurchase arrangements.

General Prohibition

Covered Persons must refrain from trading or directing the execution of trades involving AMX Securities, directly or indirectly, while in possession of Privileged Information.

Covered Persons who possess Confidential Information and/or Sensitive Market Information that does not constitute Privileged Information pertaining to AMX must exercise their best judgment when trading or directing the execution of trades involving AMX Securities and must comply with the obligations set forth in “Duty of Confidentiality and Other Obligations,” below.

Mandatory Black-out Period

Pursuant to the Mexican Securities Market Law, Covered Persons must refrain from:

(i)	buying, directly or indirectly, any AMX Securities during the three-month period immediately following their most recent sale of AMX Securities; and

(ii)	selling, directly or indirectly, any AMX Securities during the three-month period immediately following their most recent purchase of AMX Securities.

This means that if a Covered Person were to purchase any AMX Securities today, he or she would be prohibited from selling any AMX Securities until after three (3) months; and if a Covered Person were to sell any AMX Securities today, he or she would be prohibited from buying any AMX Securities until after three (3) months.

The securities laws in effect in the foreign jurisdictions in which the AMX Securities are registered and/or listed for trading, including the securities laws of the United States of America, impose similar restrictions on the execution of transactions involving AMX Securities.

Recommended Windows for Trading AMX Securities

Subject at all times to the restrictions set forth in “General Prohibition” and “Mandatory Black-out Period” above, AMX recommends that Covered Persons who possess or have access to Privileged, Confidential and/or Sensitive Market Information refrain from trading or entering into any other type of transaction involving AMX Securities, directly or indirectly, during the period from the last day of each calendar quarter to the date on which AMX files its financial and operating results for the relevant quarter with the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A.B. de C.V.) and the CNBV for public disclosure purposes.

Further subject to the restrictions set forth in “General Prohibition” and “Mandatory Black-out Period” above, since upon disclosure of AMX’s quarterly financial and operating results the information contained therein will constitute “new” information and since AMX’s management will have made its best efforts to ensure that all material information pertaining thereto has been disclosed to the public, AMX believes that Covered Persons may trade and enter into other types of transactions involving AMX Securities during the 20-day period immediately following the disclosure of each such report, as they may reasonably  be deemed not to be in possession of Confidential and/or Sensitive Market Information. Conversely, AMX discourages Covered Persons from trading or entering into any other type of transaction involving AMX Securities outside the aforementioned window, in order to avoid the potential for any presumption concerning the unlawful use of Privileged, Confidential and/or Sensitive Market Information, as the case may be.

The General Rules for Covered Persons provide for certain exceptions to the types of transactions that qualify as “securities transactions” for purposes thereof, including investments in shares of stock of mutual funds and other securities with respect to which Covered Persons do not exercise investment discretion, such as stock baskets and price indexes. Covered Persons should consult their own advisors to understand these rules.

In addition, pursuant to the Mexican Securities Market Law Covered Persons may purchase or sell AMX Securities in connection with a public offering previously authorized by the CNBV and/or the securities authorities of one or more foreign jurisdictions, as the case may be.

Duty of Confidentiality and Other Obligations

The unauthorized disclosure of Privileged, Confidential and/or Sensitive Market Information pertaining to AMX and/or its subsidiaries to any person whatsoever, including any relative of the individual making such disclosure, is strictly prohibited. Such disclosure may constitute an unlawful conduct and could give rise to the execution of unlawful transactions. Accordingly, Covered Persons must refrain from discussing with any third party any matter pertaining to or the status of the business or operations of AMX and/or its subsidiaries, except to the extent strictly required by the recipient to perform his or her duties, or from making any recommendation concerning the purchase or sale of AMX Securities or expressing any opinion or judgment regarding the potential benefits of an investment in AMX Securities, without AMX’s prior consent. Covered Persons must refrain from answering any question regarding AMX, its subsidiaries and/or their respective customers or operations.

Without prejudice of the provisions contained in the Mexican Securities Market Law, Covered Persons who trade or enter into any other type of transaction involving AMX Securities while in possession of Sensitive Market Information must:

(i)	conduct themselves in a transparent manner;
(ii)	afford the same opportunities to all market participants;
(iii)	adhere to the best practices prevailing in the securities markets;
(iv)	avoid any conflict of interest; and
(v)	prevent the occurrence of unlawful conducts stemming from the use of Privileged, Confidential and/or Sensitive Market Information.

Obligations of the Covered Persons to Report to the Competent Authorities the Transactions Involving AMX Securities Entered into by Them

(a)	Reporting Obligations to the CNBV

Pursuant to the General Rules for Securities Issuers, AMX’s directors and senior officers must report to the CNBV, directly, any and all transactions involving the purchase or sale of shares of stock or ADRs of AMX entered into by them:

(i)
during any given quarter, if the aggregate amount of the trades executed during such period equaled or exceeded the Mexican peso equivalent of 1.0 million Mexican investment units (unidades de inversión, or “UDIs”) based on the value of one UDI as of the last business day of the relevant quarter. In such event, the aforementioned report must be filed with the CNBV within five (5) business days after the end of the relevant quarter; and

(ii)
within any period of five consecutive business days, if the aggregate amount of the trades executed during such period equaled or exceeded the Mexican peso equivalent of 1.0 million UDIs based on the value of one UDI as of the date on which AMX’s shares of stock or ADRs were last traded. In such event, the aforementioned report must be filed with the CNBV on the first business day immediately following the date on which the amount specified in the previous sentence was reached or exceeded.

For reference purposes solely, 1,000,000 UDIs are equal to Ps.8,699,209.00.1

The reports referred to in this section must be in the form attached to these AMX Policies as Exhibit 1 and must be filed with the CNBV’s clerk (oficialía de partes). 2

1 Based on the value of Ps.8.699209 per UDI published in www.banxico.org.mx on February 10, 2026.
2 Article 111 of the Mexican Securities Market Law and articles 49 Bis and 49 Bis 1 of the General Rules for Securities Issuers.

(b)	Reporting Obligations to the United States Securities and Exchange Commission

Pursuant to the Securities Exchange Act of 1934, AMX’s directors and senior officers, and the senior officers of certain AMX subsidiaries3 (each, a “reporting person”4) must file with the United States Securities and Exchange Commission (“SEC”) the following forms to report holdings of and transactions involving shares of stock of, equity interests in or other AMX Securities5 in which the reporting person has or acquires a beneficial ownership interest:

(i)
Form 3 (Initial Statement of Beneficial Ownership of Securities). An initial statement of beneficial ownership of securities on Form 3 must be filed within 10 days after the event by which the person becomes a reporting person. If the reporting person does not beneficially own any AMX Securities, such person must file such form and state that no AMX Securities are beneficially owned;[6]

(ii)
Form 4 (Statement of Changes in Beneficial Ownership of Securities). A statement of changes in beneficial ownership on Form 4 must be filed before 10:00 p.m. EST on the second business day following the day on which a transaction resulting in a change in beneficial ownership of any AMX Securities has been executed (excluding any transaction that does not exceed U.S.$10,0007); and

(iii)
Form 5 (Annual Statement of Changes in Beneficial Ownership of Securities). Transactions that were not previously reported on Form 3 or Form 4 (e.g., bona fide gifts, inheritance and transactions amounting to less than U.S.$10,000.00) must be reported by filing an annual statement of changes in beneficial ownership of securities on Form 5 within 45 days after the end of AMX fiscal year.

Each reporting person is personally responsible for filing the aforementioned reports with the SEC. For additional information about the requirements and procedure for filing the aforementioned statements, please refer to the SEC’s website.8

Obligations of the Covered Persons to Report to AMX the Transactions Involving AMX Securities Entered into by Them

Notice of the execution of transactions involving AMX Securities to AMX

Pursuant to the General Rules for Covered Persons,9 any Covered Person who trades or directs the execution of trades, directly or indirectly, involving AMX Securities must give notice thereof to AMX within 10 business days after the date on which the relevant transaction was executed, in the form attached hereto as Exhibit 2.

Annual Reports of Beneficial Ownership of AMX Securities by AMX’s Directors and Senior Officers

Pursuant to the General Rules for Securities Issuers,10 (i) AMX must solicit from each of its directors and senior officers, no later than April 30 of each year, a statement regarding their direct and indirect beneficial ownership interests in AMX, including the number of AMX shares owned by such individual, the series of such shares and the amount and percentage of AMX’s capital represented thereby, in the form attached hereto as Exhibit 3, and (ii) each director and/or senior officer of AMX who beneficially owns, directly or indirectly, more than 1% of AMX’s capital stock, will be required to submit to AMX, no later than May 15 of each year, a statement of beneficial ownership of securities in the form attached hereto as Exhibit 311. Such information may be disclosed by AMX in connection with its reporting obligations.

3 AMX’s management will determine which members of its senior management will be subject to this requirement and will give notice of such determination to each such person. Notwithstanding the above, the obligation referred to herein is extensive to any person who performs a policy-making function concerning the conduction of the business operations of AMX and/or its subsidiaries, irrespective of such person’s title. Accordingly, any person who believes that he or she is subject to such obligation must give notice of such circumstance to AMX’s General Counsel and must comply with such obligation.
4 Including the immediate family members (i.e., those sharing the household, such as the spouse, parents, children, siblings, parents-in-law and stepchildren) of, and any investment vehicle or trust controlled by, such person.
5 (a) shares, equity interest, any and all instruments convertible into shares of stock of AMX, (b) ADRs, or (c) any other structured or financial derivative instruments or options the underlying assets of which are shares of stock of or equity interests in AMX.
6 Any person who is a reporting person as of March 18, 2026 must file a Form 3 on or prior to such date.
7 Transactions amounting to less than U.S.$10,000 must be reported in a subsequent Form F4 when such transactions cumulatively exceed $10,000.
8 https://www.sec.gov/submit-filings
9 Article 5(VIII) of the General Rules for Covered Persons.
10 Article 49 Bis 3 of the General  Rules for Securities Issuers.
11 In the annual questionnaire sent by AMX to its directors and officers, AMX includes a request of the information required pursuant to Exhibit 3. Therefore, this obligation may be considered fulfilled by each director or officer when providing an answer to the annual questionnaire.

Designated Contact Person for Purposes of These AMX Policies

AMX has designated its General Counsel as the contact person for additional information with respect to the General Rules for Covered Persons and these AMX Policies. All reports, statements and other communications required or permitted to be given or delivered by a Covered Person pursuant to these AMX Policies must be addressed to:

América Móvil, S.A.B. de C.V.
Lago Zurich 245, Plaza Carso, Edificio Telcel, Piso 16
Colonia Ampliación Granada, C.P. 11529, Alcaldía Miguel Hidalgo, CDMX
Att: Director Jurídico
Tel: +(52) 55 2581-4719

Internal Controls

Within the context of AMX’s Code of Ethics as currently in effect, and these AMX Policies, AMX has established a series of internal control measures designed to safeguard its Confidential Information and ensure that such information can be accessed solely and exclusively by those individuals who need to know it. Notwithstanding the above, each Covered Person is personally responsible for safeguarding any Confidential Information disclosed to him or her for purposes of the performance of his or her duties or which may become known to him or her as a result thereof or by reason of his or her title or position. The failure of any of the physical and/or technical control measures described hereinabove will not release any Covered Person from the confidentiality obligations set forth herein.

Compliance with the Applicable Laws; Disciplinary Actions

In addition to their obligation to comply with these AMX Policies, all Covered Persons must abide by the applicable laws and regulations in effect in Mexico and each foreign jurisdiction in which the AMX Securities may be registered and/or listed for trading. Without prejudice of the penalties prescribed by the Mexican Securities Market Law, the infringement of these AMX Policies may give rise to internal disciplinary actions in accordance with AMX enforcement protocols, in the discretion of AMX’s relevant corporate body.

EXHIBIT 1

FORM FOR REPORTING TRANSACTIONS INVOLVING AMX SECURITIES TO THE NATIONAL BANKING AND SECURITIES COMMISSION

COMISIÓN NACIONAL BANCARIA Y DE VALORES
[Insurgentes Sur No. 1971, Torre Sur
Conjunto Plaza Inn, Colonia Guadalupe Inn, 01020]
Ciudad de México

To whom it may concern,

[Insert full name], in my own name and in my capacity as a [specify whether a director or officer] of América Móvil, S.A.B. de C.V., hereby designate [insert address, telephone number and email] as my address, telephone number and email for the delivery of all types of notices and documents, and respectfully file an appearance with that National Banking and Securities Commission for the purpose of stating that:

As required by Article 111 of the Mexican Securities Market Law (Ley del Mercado de Valores), and articles 49 Bis and 49 Bis 1 of the General Rules for Securities Issuers and Other Securities Market Participants (Disposiciones de carácter general aplicables a las emisoras de valores y a otros participantes del mercado de valores) (as amended pursuant to the amendments contained in the resolutions published in the Federal Official Gazette (Diario Oficial de la Federación), the “General Rules for Securities Issuers”), attached hereto is a report concerning the execution of certain transactions involving reportable securities on [insert date of the transactions involving AMX Securities], in the form set forth in Exhibit U to the General Rules.

México City,

[Insert the name and signature of the relevant director and/or senior officer]

EXHIBIT U

NATIONAL BANKING AND SECURITIES COMMISSION
REPORT OF TRANSACTIONS INVOLVING REPORTABLE SECURITIES

NAME OF THE ISSUER

FATHER’S SURNAME	MOTHER’S SURNAME	GIVEN NAME(S)

IF A LEGAL ENTITY
NAME AS SPECIFIED IN ITS CHARTER

RELATIONSHIP WITH THE ISSUER (Article 111 of the Securities Market Law)
a)	10% owner	c)	Director
b)	10% group	d)	Senior officer

TRANSACTIONS
SECURITY (Issuer and Series)	TYPE (Sale/purchase)	DATE	VOLUME	PRICE

FILED WITH THE CNBV ON

Address for the delivery of notices (street name and number, ste./apt., community district, county or municipality, state, zip code and country) of the reporting party or his/her/its authorized representative.

Telephone:

NOTE: f the relevant securities represent two or more shares of one or more series of stock of the same issuer, the information must refer to each security and not to the shares or series of stock represented thereby.

The undersigned represents, under penalty of perjury, that the information contained herein is true and correct.

NAME AND SIGNATURE OF:
(reporting person or his/her/its authorized representative)

EXHIBIT 2

FORM OF REPORT OF TRANSACTIONS INVOLVING AMX SECURITIES

FATHER’S SURNAME		MOTHER’S SURNAME		GIVEN NAME(S):
RELATIONSHIP WITH THE ISSUER a) Senior Officer ____ b) Director ____ c) Employee ____

TRANSACTIONS
SECURITY (Class or series)	TYPE (Purchase/sale)	DATE	VOLUME	PRICE	INTERMEDIARY

Address: Telephone: Email:

The undersigned hereby represents, under penalty of perjury, that the information contained herein is true and correct. This notice is given in accordance with the policies relating to trading in the shares of stock of and other securities issued by América Móvil, S.A.B. de C.V., as adopted by its Board of Directors.

NAME AND SIGNATURE:

DATE:

EXHIBIT 3

FORM OF THE STATEMENT OF OWNERSHIP OF AMX STOCK THAT AMX IS REQUIRED TO PROVIDE TO ITS DIRECTORS AND SENIOR OFFICERS

EXHIBIT V

NATIONAL BANKING AND SECURITIES COMMISSION
STATEMENT OF OWNERSHIP OF STOCK OF AN ISSUER

NAME AS SPECIFIED IN ITS CHARTER (if a legal entity of trust)

NAME (if an individual)
FATHER’S SURNAME	MOTHER’S SURNAME	GIVEN NAME(S):
RELATIONSHIP WITH THE ISSUER
a)	Stockholder	c)	Director
b)	Beneficiary	d)	Senior officer
INVESTMENT VEHICLE
a)	Direct owner	d)	Stockholder of the issuer’s parent company
b)	Direct or indirect beneficiary	e)	Direct or indirect beneficiary of the investment vehicle
b)	Beneficiary of the holding trust	f)	Other

CHARACTERISTICS OF THE SECURITIES*
SERIES OF STOCK	CLASS OF STOCK	NUMBER OF SHARES OUTSTANDING	PERCENTAGE OF THE CAPITAL STOCK

* Based upon the most recent information available as of the date of the general ordinary stockholders’ meeting at which the annual financial statements of the issuer are submitted for approval.

FILED WITH THE CNBV ON

NOTE: If the relevant securities represent two or more shares of one or more series of stock of the same issuer, the information must refer to each security and not to the shares or series of stock represented thereby.

Telephone and address (street, number, community district, county or municipality and zip code) of the relevant person or his/her/its legal representative, for the delivery of notices.

The undersigned represents, under penalty of perjury, that the information contained herein is true and correct.

NAME AND SIGNATURE OF:
(reporting person or his/her/its authorized representative)